Exhibit 99.1

News From

Buena, NJ 08310

Release Date: October 5, 2015

Contact:	Jenniffer Collins IGI Laboratories, Inc. (856) 697-4379 www.igilabs.com

STEPHEN RICHARDSON APPOINTED AS CHIEF SCIENTIFIC OFFICER OF IGI LABORATORIES, INC.

BUENA, NJ – (PRNewswire) - IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey-based specialty generic pharmaceutical company, today announced that Stephen Richardson has been appointed Chief Scientific Officer (CSO) of IGI Laboratories, Inc. effective October 5, 2015.

Jason Grenfell-Gardner, President and CEO of IGI, commented, "We are excited to have Steve join the IGI team. He brings over 30 years of R&D and regulatory experience in the specialty pharmaceutical industry, in both the topical and injectable markets. As CSO, Steve will lead our R&D organization, including product development, analytical methods and regulatory teams. For the past several months as a Principal Consultant at Lachman Consulting Services, Inc., he has been advising our team on how to best prepare for the new environment under the Generic Drug Fee User Act, or GDUFA. As a result, I am confident that Steve’s transition into our organization will be seamless. He is committed to our TICO strategy and has a very successful track record of leading similar products from the lab to regulatory approval.”

Steve brings almost 30 years, of experience in the specialty pharmaceutical industry, with a particular focus on generics. Most recently, Steve was a Principal Consultant for Lachman Consultant Services, Inc., where he provided expert compliance, regulatory affairs and technical services to many leading pharmaceutical and financial clients around the world.  Prior to Lachman, Steve served in various senior leadership roles, most recently as the VP of Scientific and Regulatory Affairs at JHP Pharmaceuticals, LLC, which was acquired by Par Pharmaceuticals, Inc. in 2014.  Steve was at JHP since 2007, and was an integral founding member of the Executive Management team, where he had direct responsibility of a team of thirty-five employees in both Regulatory and Medical Affairs, as well as Product Development.

 Prior to 2007, Steve gained a number of years of pharmaceutical experience at Stiefel Laboratories, Mayne Pharma (USA), Inc., and Faulding Pharmaceuticals in Australia.  Steve has an MBA from the University of Adelaide in Australia, and a BS in Chemistry/Microbiology from the University of South Australia.

Steve will report to Jason Grenfell-Gardner and is a member of the Company’s Executive Management Team.

About IGI Laboratories, Inc.

IGI Laboratories is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as “plan,” “believe,” “continue,” “should” or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.